Exhibit 4.6

BARCLAYS BANK PLC,

Issuer

TO

            ,

Trustee

INDENTURE

Dated as of

Senior Secured Debt Securities

BARCLAYS BANK PLC

Reconciliation and tie between Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and this Senior Secured Debt Securities Indenture, dated as of             .

Trust Indenture Act Section		Senior Secured Debt Securities Indenture Section
§310	(a)(1)	Section 6.09
	(a)(2)	Section 6.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	Section 6.08 Section 6.10
	(c)	Not Applicable
§311	(a)	Section 6.13
	(b)	Section 6.13
	(c)	Not Applicable
§312	(a)	Section 7.01 Section 7.02(a)
	(b)	Section 7.02(b)
	(c)	Section 7.02(c)
§313	(a)	Section 7.03(a)
	(b)	Section 7.03(a), Section 12.03
	(c)	Section 1.06, Section 7.03(a)
	(d)	Section 7.03(b)
§314	(a)	Section 7.04
	(b)	Section 12.02
	(c)(1)	Section 1.02
	(c)(2)	Section 1.02
	(c)(3)	Not Applicable
	(d)	Section 12.03
	(e)	Section 1.02
	(f)	Not Applicable
§315	(a)	Section 6.01, Section 6.03
	(b)	Section 6.02
	(c)	Section 5.04, Section 6.01
	(d)(1)	Section 6.01, Section 6.03
	(d)(2)	Section 6.01, Section 6.03

	(e)	Section 5.14
§316	(a)(1)(A)	Section 5.02, Section 5.12
	(a)(1)(B)	Section 5.13
	(a)(2)	Not Applicable
	(a)(last sentence)	Section 1.01
	(b)	Section 5.08
§317	(a)(1)	Section 5.03
	(a)(2)	Section 5.04
	(b)	Section 10.03
§318	(a)	Section 1.07

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Senior Secured Debt Securities Indenture.

–ii–

TABLE OF CONTENTS

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

ARTICLE 2

SENIOR SECURED DEBT SECURITY FORMS

Section 2.01.	Forms Generally	16
Section 2.02.	Form of Trustee’s Certificate of Authentication	16

ARTICLE 3

THE SENIOR SECURED DEBT SECURITIES

–iii–

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.01.	Satisfaction and Discharge of Senior Secured Debt Securities Indenture	27
Section 4.02.	Application of Trust Money	28

ARTICLE 5

REMEDIES

ARTICLE 6

THE TRUSTEE

–iv–

ARTICLE 7

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01.	Company to Furnish Trustee Names and Addresses of Holders	45
Section 7.02.	Preservation of Information; Communications to Holders	45
Section 7.03.	Reports by Trustee	46
Section 7.04.	Reports by Company	46

ARTICLE 8

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 8.01.	Company May Consolidate, etc. Only on Certain Terms	47
Section 8.02.	Successor Person Substituted	48
Section 8.03.	Assumption of Obligations	48

ARTICLE 9

SUPPLEMENTAL INDENTURES

ARTICLE 10

COVENANTS

ARTICLE 11

REDEMPTION OF SENIOR SECURED DEBT SECURITIES

–v–

Section 11.09.	Optional Tax Redemption	60
Section 11.10.	Optional Redemption Due to Issuance of Definitive Senior Secured Debt Securities	61
Section 11.11.	Release of Collateral Upon Redemption	61

ARTICLE 12

SECURITY

ARTICLE 13

BAIL-IN POWERS

Section 13.01.	Bail-in Powers	65

–vi–

SENIOR SECURED DEBT SECURITIES INDENTURE, dated as of                     between BARCLAYS BANK PLC, a public limited company registered in England and Wales (herein called the “Company”), having its registered office at 1 Churchill Place, London E14 5HP, England and                    , a                     , as Trustee (the “Trustee”), having its Corporate Trust Office at                    .

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Senior Secured Debt Securities Indenture to provide for the issuance from time to time of unsubordinated secured debentures, notes or other evidences of indebtedness (herein called the “Senior Secured Debt Securities”), to be issued in one or more series as in this Senior Secured Debt Securities Indenture provided.

All things necessary to make this Senior Secured Debt Securities Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS SENIOR SECURED DEBT SECURITIES INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Senior Secured Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Senior Secured Debt Securities, if any, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Senior Secured Debt Securities Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United Kingdom at the date of such computation and as applied by the Company; and

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Senior Secured Debt Securities Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Six, are defined when first used.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” has the meaning specified in Section 10.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” has the meaning specified in Section 10.04.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Senior Secured Debt Securities of one or more series.

“Authorized Newspaper” means a newspaper in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in the place in connection with which the term is used, which, in the United Kingdom, will be The Financial Times of London, if practicable, and which, in the United States, will be The Wall Street Journal, if practicable, and if it shall be impracticable to make any publication of any notice required hereby in any such newspaper, shall mean any publication or other notice in lieu thereof which is made or given as determined by the Trustee.

“Authorized Officer” means any Director, any officer of the Company for the time being holding the office of Chief Executive Officer, Group Finance Director or Barclays Treasurer or any Managing Director (or person with similar title and status) in Barclays Treasury (or successor department).

“Beneficial Owners” shall mean (a) with respect to Global Securities of a series, the beneficial owners of the relevant Senior Secured Debt Securities of such series and (b) with respect to the relevant definitive Senior Secured Debt Securities of a series, the Holders in whose names the relevant Senior Secured Debt Securities of such series are registered in the Senior Secured Security Register.

“Board of Directors” means either the board of directors, or any committee of such board duly authorized to act with respect hereto, of the Company, which board of directors or committee may, to the extent permitted by applicable law, delegate its authority.

“Board Resolution” means a copy of a resolution certified by a Company Secretary or by a Director, Associate Director or Manager (or any other person with similar title and status) of Barclays Corporate Secretariat (or any successor department thereto), or by such other person authorized or duly appointed by the Board of Directors, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means, with respect to any Place of Payment, except as may otherwise be provided in the form of Senior Secured Debt Securities of any particular series, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in London, England, The City of New York, United States or in that Place of Payment are authorized or obligated by law or executive order to close.

“Calculation Agent” means the Person, if any, authorized by the Company to calculate the interest rate or other amounts from time to time in relation to any series of Senior Secured Debt Securities.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all property and assets in which Liens are from time to time granted to secure the Indenture Obligations pursuant to the Indenture Documents.

“Collateral Agent” means the Person or Persons named as such with respect to any series of Senior Secured Debt Securities pursuant to the applicable indenture supplemental hereto and related Collateral Documents.

“Collateral Documents” means each relevant Security Agreement and, any other agreement, document or instrument pursuant to which a Lien is granted by the Company to secure any Indenture Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, supplemented or otherwise modified from time to time.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Companies Act” means the Companies Act 2006 of England and Wales, as amended or any successor to such statute.

“Company” means the Person named as the “Company” in the first paragraph of this Senior Secured Debt Securities Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Senior Secured Debt Securities Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” and “Company Request” mean, respectively, a written order or request signed in the name of the Company by any Authorized Officer or Director or Vice President in the                      section (or any successor section thereto) of the Company (or any other person with similar title and status), and delivered to the Trustee.

“Corporate Trust Office” means the Corporate Trust Office referenced in the applicable indenture supplemental hereto establishing the terms of the Senior Secured Debt Securities of a series in which the Trustee’s corporate trust business is principally administered, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

The term “corporation” includes corporations, associations, companies and business trusts.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Delegated Person Resolution” means a copy of a resolution or decision certified by a Company Secretary or by a Director, Associate Director or Manager (or any other person with similar title and status) of Barclays Corporate Secretariat (or any successor department thereto), or by such other person authorized or duly appointed by the Board of Directors, to have been duly adopted by a duly authorized person or committee in accordance with the delegation of authorities granted by the Board of Directors in effect from time to time and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Depositary” means, with respect to Senior Secured Debt Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Senior Secured Debt Securities as contemplated by Section 3.01.

“Dollar” or “$” or any similar reference means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company (or any successor clearing system) or its nominee.

“Euro” or “€” or any similar reference means the single currency of the participating member states in the Third Stage of European economic and monetary union pursuant to the Treaty establishing the European Community (as amended from time to time), and as defined in Article 2 of Council Regulation (EC) No. 974/98 of 3 May 1998 on the introduction of the Euro, as amended or any successor to such regulation.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, at the date as of which this instrument was executed; provided, however, that in the event the United States Securities Exchange Act of 1934 is amended after such date, “Exchange Act” means, to the extent required by any such amendment, the United States Securities Exchange Act of 1934 as so amended.

“FATCA Withholding Tax” has the meaning specified in Section 10.04.

“Foreign Currency” means a currency issued by the government of any country other than the United States of America that, as at the time of payment, is legal tender for the payment of public and private debts.

“Foreign Government Securities” means non-callable (i) direct obligations of the government that issued such Foreign Currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government, the payment of which obligations is unconditionally guaranteed as a full faith and credit obligation of such government.

“Global Security” means, with respect to Senior Secured Debt Securities issued in registered form, a global certificate evidencing all or part of a series of Senior Secured Debt Securities, authenticated and delivered to the Depositary and registered in the name of the Depositary or its nominee.

“Group” means Barclays PLC (or any successor holding company of the Company) and its consolidated subsidiaries.

“Holder” means a Person in whose name a registered Senior Secured Debt Security in global or definitive form is registered in the Senior Secured Debt Security Register.

“Indenture Documents” means (a) this Indenture, any indenture supplemental hereto, the Senior Secured Debt Securities, the Collateral Documents and each of the other agreements, documents or instruments evidencing or governing any Indenture Obligations and (b) any other related documents or instruments executed and delivered pursuant to any Indenture Document described in clause (a) above evidencing or governing any Obligations thereunder, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Indenture Obligations” means all Obligations in respect of each series of Senior Secured Debt Securities or arising under the Indenture Documents or any of them.

The term “interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Senior Secured Debt Security, means the Stated Maturity of any installment of interest on such Senior Secured Debt Security.

“Lien” means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Maturity”, when used with respect to any Senior Secured Debt Security, means the date, if any, on which the principal of such Senior Secured Debt Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by call for redemption, winding-up of the Company or otherwise.

“Obligations” means any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Officer’s Certificate” means a certificate delivered to the Trustee and signed by any Authorized Officer or Director or Vice President in the                  section (or any successor section thereto) of the Company (or any other person with similar title and status).

“Opinion of Counsel” means a written opinion of legal advisors, who may be legal advisors for the Company or other legal advisors acceptable to the Trustee.

“Original Issue Discount Security” means any Senior Secured Debt Security which provides for an amount less than the principal amount to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding”, when used with respect to Senior Secured Debt Securities or any series of Senior Secured Debt Securities means, as of the date of determination, all Senior Secured Debt Securities or all Senior Secured Debt Securities of such series, as the case may be, theretofore authenticated and delivered under this Senior Secured Debt Securities Indenture, except:

(i) Senior Secured Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Senior Secured Debt Securities, or portions thereof, for whose payment or redemption money, U.S. Government Obligations or Foreign Government Securities in the necessary amount have been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Senior Secured Debt Securities; provided that, if such Senior Secured Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Senior Secured Debt Securities Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Senior Secured Debt Securities which have been paid pursuant to Section 11.06 or in exchange for or in lieu of which other Senior Secured Debt Securities have been authenticated and delivered pursuant to this Senior Secured Debt Securities Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Senior Secured Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of a Senior Secured Debt Security denominated in a Foreign Currency shall be the Dollar equivalent, determined in the manner provided as contemplated by Section 3.01 on the date of original issuance of such Senior Secured Debt Security, of the principal amount of such Senior Secured Debt Security; and (ii) Senior Secured Debt Securities beneficially owned by the Company or any other obligor upon the Senior Secured Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Senior Secured Debt Securities which the Trustee actually knows to be so beneficially owned shall be so disregarded; provided further, however, that Senior Secured Debt Securities so beneficially owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Senior Secured Debt Securities and that the pledgee is not the Company or any other obligor upon the Senior Secured Debt Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person (which may include the Company) authorized by the Company to pay the principal of (and premium, if any) or interest, if any, on any Senior Secured Debt Securities on behalf of the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Senior Secured Debt Securities of any series, means the place or places where the principal of (and premium, if any) and interest, if any, on the Senior Secured Debt Securities of that series are payable as specified pursuant to Section 3.01 or, if not so specified, as specified in Section 10.02.

“Predecessor Security” of any particular Senior Secured Debt Security means every previous Senior Secured Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Senior Secured Debt Security; and, for the purposes of this definition, any Senior Secured Debt Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Senior Secured Debt Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Senior Secured Debt Security.

“Redemption Date”, when used with respect to any Senior Secured Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to this Senior Secured Debt Securities Indenture.

“Redemption Price”, when used with respect to any Senior Secured Debt Security to be redeemed, means the price at which it is to be redeemed pursuant to this Senior Secured Debt Securities Indenture.

“Regular Record Date” for any interest payable on any Interest Payment Date on registered Senior Secured Debt Securities of any series means the date specified for the purpose pursuant to Section 3.01.

“Responsible Officer”, when used with respect to the Trustee, means, any officer assigned to the Corporate Trust Administration Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Secured Senior Debt Securities Indenture, and for the purposes of Section 6.01(d)(ii) and Section 6.02 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security Agreement” means a Security Agreement between the Company and a Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Senior Secured Debt Securities” has the meaning set forth in the recitals of the Company herein and more particularly means any Senior Secured Debt Securities issued, authenticated and delivered under this Senior Secured Debt Securities Indenture.

“Senior Secured Debt Securities Indenture” or “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms and forms of particular series of Senior Secured Debt Securities established pursuant to Section 3.01.

“Senior Secured Debt Security” means one of the Senior Secured Debt Securities.

“Senior Secured Debt Security Register” and “Senior Secured Debt Security Registrar” have the respective meanings specified in Section 3.05.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity”, when used with respect to any Senior Secured Debt Security or any installment of principal thereof or interest thereon, means the date, if any, specified in, or determined in accordance with the terms of, such Senior Secured Debt Security as the fixed date on which the principal of such Senior Secured Debt Security or such installment of interest is due and payable.

“Subsidiary” has the meaning attributed thereto by Section 1159 of the Companies Act of the United Kingdom.

“Tax Event” has the meaning specified in Section 11.09.

“Taxes” has the meaning specified in Section 10.04.

“Taxing Jurisdiction” has the meaning specified in Section 10.04.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor trustee shall have become such pursuant to the applicable provisions of this Senior Secured Debt Securities Indenture, and thereafter “Trustee” shall mean the Person who is then the Trustee hereunder, and if at any time there is more than one such Person, “Trustee” shall mean and include each such Person; and “Trustee” as used with respect to the Senior Secured Debt Securities of any series shall mean the Trustee with respect to the Senior Secured Debt Securities of such series.

“Trust Indenture Act” means the United States Trust Indenture Act of 1939, as in force at the date as of which this instrument was executed, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“United States of America” means the United States of America and, except in the case of Sections 6.09 and 6.14, its territories and possessions.

“U.S. Government Obligations” means (a) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (b) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in (a) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Vice President”, when used with respect to the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Withheld Amount” has the meaning specified in Section 5.03.

Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Senior Secured Debt Securities Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Senior Secured Debt Securities Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of the legal advisor rendering such opinion all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Senior Secured Debt Securities Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided pursuant to this Section 1.02 shall include:

(a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons may certify or give an opinion as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, legal advisors, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representations by, legal advisors may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such legal advisors know, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to such matters is erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Senior Secured Debt Securities Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Senior Secured Debt Securities Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Senior Secured Debt Securities Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) If the Company shall solicit from the Holders of Senior Secured Debt Securities of any series any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by Board Resolution or other means, fix in advance a record date for purposes of determining the identity of Holders of registered Senior Secured Debt Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion; provided, however, that the Company may not set a record date for, and the provisions of this Section 1.04(c) shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in Section 1.04(d). If such a record date is fixed, such request, demand, authorization, direction, notice, consent and waiver or other Act may be sought or given before or after the record date, but only the Holders of registered Senior Secured Debt Securities of record at the close of business on such record date shall be deemed to be Holders of registered Senior Secured Debt Securities for the purpose of determining whether Holders of the requisite proportion of Senior Secured Debt Securities of such series Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the registered Senior Secured Debt Securities of such series Outstanding shall be computed as of such record date.

(d) Upon receipt by the Trustee from any Holder of Senior Secured Debt Securities of a particular series of (i) any notice of default or breach referred to in Section 5.01 with respect to Senior Secured Debt Securities of such series, if such default or breach has occurred and is continuing and the Trustee shall not have given such notice to the Company, (ii) any declaration of acceleration referred to in Section 5.02, if an Event of Default with respect to Senior Secured Debt Securities of such series has occurred and is continuing and the Trustee shall not have given such a declaration to the Company, or (iii) any direction referred to in Section 5.12 with respect to Senior Secured Debt Securities of such series, if the Trustee shall not have taken the action specified in such direction, then the Trustee may set a record date for determining the Holders of Outstanding Senior Secured Debt Securities of such series entitled to join in such notice, declaration, or direction. The Trustee will notify the Company and the Holders of Outstanding Senior Secured Debt Securities of such series of any such record date so fixed. The Holders of Outstanding Senior Secured Debt Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date.

(e) The ownership of registered Senior Secured Debt Securities shall be proved by the Senior Secured Debt Security Register.

(f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Senior Secured Debt Security shall bind every future Holder of the same Senior Secured Debt Security and the Holder of every Senior Secured Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Senior Secured Debt Security or such other Senior Secured Debt Security.

Section 1.05. Notices, etc. to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Senior Secured Debt Securities Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing to the Trustee at its Corporate Trust Office, Attention:            and shall be effective when actually received by the Trustee, or

(b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, addressed to it at the address of its registered office specified in the first paragraph of this Senior Secured Debt Securities Indenture (unless another address has been previously furnished in writing to the Trustee by the Company, in which case at the last such address) or faxed to              marked “Attention: Company Secretary”.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, Portable Document Format (PDF), facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received from the Company an incumbency certificate listing persons designated to give such instructions or directions and containing the titles and specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding a conflict or inconsistency between such instructions and a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 1.06. Notice to Holders; Waiver. When this Senior Secured Debt Securities Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) in the case of Global Securities, if given in accordance with the applicable procedures of the Depositary and, in the case of all Senior

Secured Debt Securities, if given in writing and mailed, first-class postage prepaid, to each Holder of a registered Senior Secured Debt Security affected by such event in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act with respect to reports pursuant to Section 7.03(a) of this Senior Secured Debt Securities Indenture, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

For so long as the Senior Secured Debt Securities of any series are represented by Global Securities, the Company will deliver a copy of all notices with respect to such series to the Depositary for such Senior Secured Debt Security (or its designee).

When notice to Holders of registered Senior Secured Debt Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Senior Secured Debt Securities Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be determined by the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. If at any future time any provision required to be included herein by the Trust Indenture Act as in force at the date as of which this Senior Secured Debt Securities Indenture was executed or any limitation imposed by the Trust Indenture Act at such date on any provision otherwise included herein would not be so required or imposed (in whole or in part) if this Senior Secured Debt Securities Indenture were executed at such future time, the Company and the Trustee may enter into one or more indentures supplemental hereto pursuant to Section 9.01 to change or eliminate (in whole or in part) such provision or limitation of this Senior Secured Debt Securities Indenture in conformity with the requirements of the Trust Indenture Act as then in force, except that (subject to Article 9) no provision or limitation required to be included herein by Sections 310(a)(1) and (a)(2), 315(a), (c), (d)(1), (d)(2), (d)(3) and (e), 316(a)(1)(A), (a)(1)(B), (a)(2), (a) (last sentence) and (b) of the Trust Indenture Act as in force at the date as of which this Senior Secured Debt Securities Indenture was executed may be so changed or eliminated.

Section 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09. Successors and Assigns. All covenants and agreements in this Senior Secured Debt Securities Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All covenants and agreements in this Senior Secured Debt Securities Indenture by the Trustee shall bind its successors and assigns, whether so expressed or not.

Section 1.10. Separability Clause. In case any provision in this Senior Secured Debt Securities Indenture or in the Senior Secured Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11. Benefits of Senior Secured Debt Securities Indenture. Nothing in this Senior Secured Debt Securities Indenture or in the Senior Secured Debt Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of Senior Secured Debt Securities, any benefit or any legal or equitable right, remedy or claim under this Senior Secured Debt Securities Indenture.

Section 1.12. Governing Law. This Senior Secured Debt Securities Indenture, the Collateral Documents and the Senior Secured Debt Securities shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws of that State, except that the authorization and execution of this Senior Secured Debt Securities Indenture and the Senior Secured Debt Securities shall be governed (in addition to the laws of the State of New York relevant to execution) by the respective jurisdictions of organization of the Company and the Trustee, as the case may be.

Section 1.13. Saturdays, Sundays and Legal Holidays. The terms of the Senior Secured Debt Securities shall provide that, in any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity of a Senior Secured Debt Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Senior Secured Debt Securities Indenture or the Senior Secured Debt Securities other than a provision in the Senior Secured Debt Securities that specifically states that such provision shall apply in lieu of this Section) payments of interest, if any, or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment (or such other Business Day as shall be provided in such Senior Secured Debt Security) with the same force and effect as if made on such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, provided that no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be and provided, further, that if such next succeeding Business Day at any Place of Payment would fall in the succeeding Financial Year (as defined by reference to Section 390 of the Companies Act) of the Company, payment may be made in full on the immediately preceding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be.

Section 1.14. Appointment of Agent for Service. By the execution and delivery of this Indenture, the Company hereby designates Barclays Bank PLC, New York Branch, 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as its authorized agent upon which process may be served in any suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York arising out of or relating to the Senior Secured Debt Securities, the Collateral Documents or this Senior Secured Debt Securities Indenture, but for that purpose only, and agrees that service of process upon said agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York. Such appointment shall be irrevocable so long as any of the Senior Secured Debt Securities remain Outstanding until the appointment of a successor by the Company and such successor’s acceptance of such appointment. Upon such acceptance, the Company shall notify the Trustee of the name and address of such successor. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said agent in full force and effect so long as any of the Senior Secured Debt Securities shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company to take any such action. The Company hereby submits (for the purposes of any such suit or proceeding) to the jurisdiction of any Federal or State court in the Borough of Manhattan, The City of New York in which any such suit or proceeding is so instituted, and waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

Section 1.15. Calculation Agent. If the Company appoints a Calculation Agent pursuant to Section 3.01 with respect to any series of Senior Secured Debt Securities, any determination of the interest rate on, or other amounts in relation to, such series of Senior Secured Debt Securities in accordance with the terms of such series of Senior Secured Debt Securities by such Calculation Agent shall (in the absence of manifest error) be binding on the Company, the Trustee, all Holders (in the absence of manifest error) no liability to the Holders shall attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

Section 1.16. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A SENIOR SECURED DEBT SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SENIOR SECURED DEBT SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.17. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE 2

SENIOR SECURED DEBT SECURITY FORMS

Section 2.01. Forms Generally. The Senior Secured Debt Securities of each series, if any, to be attached thereto shall be in such forms as shall be established by or pursuant to a Board Resolution or a Delegated Person Resolution, or in one or more indentures supplemental hereto, pursuant to Section 3.01, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Senior Secured Debt Securities Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or rule or regulation made pursuant thereto or with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Senior Secured Debt Securities, all as evidenced by any such execution.

The Trustee’s certificates of authentication shall be in substantially the form set forth in Section 2.02 or Section 6.14.

The definitive Senior Secured Debt Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Senior Secured Debt Securities may be listed, all as determined by the officers executing such Senior Secured Debt Securities, as evidenced by their execution thereof.

Section 2.02. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be in substantially the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Secured Debt Securities of the series designated herein referred to in the within-mentioned Senior Secured Debt Securities Indenture.

Dated:

, as Trustee

By:
Authorized Signatory

ARTICLE 3

THE SENIOR SECURED DEBT SECURITIES

Section 3.01. Amount Unlimited; Issuable in Series. The aggregate principal amount of Senior Secured Debt Securities which may be authenticated and delivered under this Senior Secured Debt Securities Indenture is unlimited. The Senior Secured Debt Securities may be issued in one or more series.

There shall be established by or pursuant to a Board Resolution or a Delegated Person Resolution and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the initial issuance of Senior Secured Debt Securities of any series,

(a) the title of the Senior Secured Debt Securities of the series (which shall distinguish the Senior Secured Debt Securities of the series from all other Senior Secured Debt Securities);

(b) any limit upon the aggregate principal amount of the Senior Secured Debt Securities of the series which may be authenticated and delivered under this Senior Secured Debt Securities Indenture (except for Senior Secured Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Senior Secured Debt Securities of the series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any Senior Secured Debt Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(c) the Person to whom any interest on a Senior Secured Debt Security of the series shall be payable, if other than the person in whose name that Senior Secured Debt Security (or one or more predecessor Senior Secured Debt Securities) is registered at the close of business on the Regular Record Date for that interest;

(d) the date or dates on which the principal of (and premium, if any, on) the Senior Secured Debt Securities of the series is payable;

(e) under what conditions, if any, another Person may be substituted for the Company as the issuer of the Senior Secured Debt Securities of the series (including pursuant to Section 6.12);

(f) the ranking of the Senior Secured Debt Securities of the series relative to the debt and equity issued by the Company, including to what extent it may rank junior in right of payment to other of the Company’s obligations or in any other manner;

(g) the rate or rates, if any, at which the Senior Secured Debt Securities of the series shall accrue interest or the manner of calculation of such rate or rates, if any, the date or dates, if any, from which such interest shall accrue, whether Section 3.07 shall apply to the Senior Secured Debt Securities of such series, the Interest Payment Dates on which such interest, if any, shall be payable or the manner of determination of such Interest Payment Dates, if other than as specified in Section 3.07 including the determination of the Regular Record Date, and, in the case of registered Senior Secured Debt Securities, the Regular Record Date for the interest payable on any Interest Payment Date, and any dates required to be established pursuant to Section 7.01;

(h) whether any premium, upon redemption or otherwise, shall be payable by the Company on Senior Secured Debt Securities of the series;

(i) whether the Senior Secured Debt Securities of the series are to be issued as Original Issue Discount Securities and the amount of the discount at which such Original Issue Discount Securities may be issued;

(j) provisions, if any, for the discharge and defeasance of Senior Secured Debt Securities of the series;

(k) any additional condition to which payment of any principal of (or premium, if any) or interest on Senior Secured Debt Securities of the series will be subject;

(l) the place or places where the principal of (and premium, if any) and any interest on Senior Secured Debt Securities of the series shall be payable, and the Paying Agent or Paying Agents who shall be authorized to pay principal of (and premium, if any) and interest on Senior Secured Debt Securities of such series, at least one of which Paying Agents shall have an office or agency in the Borough of Manhattan, The City of New York United States or the City of London, United Kingdom;

(m) other than with respect to any redemption of the Senior Secured Debt Securities pursuant to Sections 11.09 and 11.10 (unless it is established pursuant to this Section 3.01 that Section 11.09 and/or Section 11.10 shall not apply to a particular series of Senior Secured Debt Securities), whether or not such series of Senior Secured Debt Securities are to be redeemable, in whole or in part, at the Company’s option and, if so redeemable, the period or periods within which, the price or prices at which and the terms and conditions upon which, Senior Secured Debt Securities of the series may be redeemed, including the date referred to in Section 11.09;

(n) the obligation, if any, of the Company to redeem or purchase Senior Secured Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which Senior Secured Debt Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation (except with respect to any redemption of Senior Secured Debt Securities pursuant to Section 11.09);

(o) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Senior Secured Debt Securities of the series in each applicable form shall be issuable;

(p) if other than the principal amount thereof, the portion, or the manner of calculation of such portion, of the principal amount of Senior Secured Debt Securities of the series which shall be payable upon a declaration of acceleration or acceleration of the Maturity thereof pursuant to Section 5.02, upon redemption of Senior Secured Debt Securities of any series which are redeemable before their Stated Maturity, or which the Trustee shall be entitled to file and prove a claim pursuant to Section 5.04;

(q) if Additional Amounts, pursuant to Section 10.04, will not be payable by the Company;

(r) if other than Dollars, provisions, if any, for the Senior Secured Debt Securities of the series to be denominated, and payments thereon to be made, in Foreign Currencies and specifying the manner and place of payment thereon and any other terms with respect thereto and the manner of determining the equivalent thereof in Dollars for purposes of the definition of “Outstanding” in Section 1.01;

(s) if other than the currency in which the Senior Secured Debt Securities of that series are denominated, the currency in which payment of the principal of (and premium, if any) or interest, if any, on the Senior Secured Debt Securities of such series shall be payable;

(t) if the principal of (and premium, if any) or interest, if any, on the Senior Secured Debt Securities of such series are to be payable, at the election of the Company or a Holder thereof, in a currency other than that in which the Senior Secured Debt Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(u) whether the Senior Secured Debt Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary and the initial Holder with respect to such Global Security or Senior Secured Debt Securities;

(v) if the Senior Secured Debt Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Senior Secured Debt Security of such series or otherwise) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(w) if the amounts of payments of principal of (and premium, if any) or interest, if any, on the Senior Secured Debt Securities of the series may be determined with reference to an index or are otherwise not fixed on the original issue date thereof, the manner in which such amounts shall be determined and the Calculation Agent, if any, who shall be appointed and authorized to calculate such amounts;

(x) the terms, if any, on which such Senior Secured Debt Securities may or shall be converted into or exchanged at the option of the Company or otherwise for stock or other securities of the Company or another entity or other entities, into a basket or baskets of such securities, into an index or indices of such securities, into the cash value therefor or into any combination of the foregoing, any specific terms relating to the adjustment thereof and the period during which such Senior Secured Debt Securities may or shall be so converted or exchanged;

(y) any Events of Default or covenants with respect to the Senior Secured Debt Securities of such series, if not set forth herein, and any additions, deletions or other changes to the Events of Default set forth herein that will be applicable to such series (including a provision making any Event of Default set forth herein inapplicable to such series);

(z) the forms of Senior Secured Debt Securities of the series; and

(aa) the Collateral securing the Senior Secured Debt Securities of such series, including with respect to any collateralization maintenance ratio, release or substitution (including any additions, deletions or other changes to the release provisions set forth in this Indenture) and Collateral Agent, and whether such Collateral is shared with other series of Senior Secured Debt Securities or any other Obligations of the Company or any other Persons (whether directly or by reference to the Collateral Documents);

(bb) any other terms of the series (which terms shall not be inconsistent with the provisions of this Senior Secured Debt Securities Indenture, except as permitted by Section 9.01(d)).

All Senior Secured Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in the Officer’s Certificate referred to above or pursuant to such action or in any such indenture supplemental hereto.

If the forms of Senior Secured Debt Securities of any series, or any of the terms thereof, are established by action taken by the Board of Directors of the Company, copies of the Board Resolutions or Delegated Person Resolutions in respect thereof shall be delivered to the Trustee at or prior to the delivery of the Company Order pursuant to Section 3.03 for the authentication and delivery of such Senior Secured Debt Securities.

Section 3.02. Denominations. The Senior Secured Debt Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specification with respect to the Senior Secured Debt Securities of any series, the Senior Secured Debt Securities of each series shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 3.03. Execution, Authentication, Delivery and Dating. The Senior Secured Debt Securities shall be executed on behalf of the Company by any two of the following: any of its directors or senior executives (or officer with similar title and status) and the Secretary or a Deputy Secretary or Assistant Secretary of the Company or by its Attorney-in-fact. The signature of any of these officers on the Senior Secured Debt Securities may be manual or facsimile. Senior Secured Debt Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Senior Secured Debt Securities.

At any time and from time to time after the execution and delivery of this Senior Secured Debt Securities Indenture, the Company may deliver Senior Secured Debt Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Senior Secured Debt Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Senior Secured Debt Securities. In authenticating such Senior Secured Debt Securities and accepting the additional responsibilities under this Senior Secured Debt Securities Indenture in relation to such Senior Secured Debt Securities the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel, each stating that the form and terms thereof have been established in conformity with the provisions of this Senior Secured Debt Securities Indenture, and complying with Section 1.02.

The Trustee shall not be required to authenticate such Senior Secured Debt Securities if the issue of such Senior Secured Debt Securities pursuant to this Senior Secured Debt Securities Indenture will affect the Trustee’s own rights, duties or immunities under the Senior Secured Debt Securities and this Senior Secured Debt Securities Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each registered Senior Secured Debt Security shall be dated the date of its authentication.

No Senior Secured Debt Security shall be entitled to any benefit under this Senior Secured Debt Securities Indenture or be valid or obligatory for any purpose unless there appears on such Senior Secured Debt Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Senior Secured Debt Security shall be conclusive evidence, and the only evidence, that such Senior Secured Debt Security has been duly authenticated and delivered hereunder and that such Senior Secured Debt Security is entitled to the benefits of this Senior Secured Debt Securities Indenture. Notwithstanding the foregoing, if any Senior Secured Debt Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Senior Secured Debt Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Senior Secured Debt Securities Indenture such Senior Secured Debt Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Senior Secured Debt Securities Indenture.

Section 3.04. Temporary Senior Secured Debt Securities. Pending the preparation of definitive Senior Secured Debt Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Senior Secured Debt Securities substantially of the tenor of the definitive Senior Secured Debt Securities in lieu of which they are issued, which Senior Secured Debt Securities may be printed, lithographed, typewritten, photocopied or otherwise produced. Temporary Senior Secured Debt Securities may be issued as registered Senior Secured Debt Securities in any authorized denomination, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Senior Secured Debt Securities may determine, all as evidenced by such execution.

If temporary Senior Secured Debt Securities of any series are issued, the Company will cause, if so required by the terms of such temporary Senior Secured Debt Securities, definitive Senior Secured Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Senior Secured Debt Securities of such series, the temporary Senior Secured Debt Securities of such series shall be exchangeable for definitive Senior Secured Debt Securities of such series containing identical terms and provisions upon surrender of the temporary Senior Secured Debt Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Senior Secured Debt Securities of any series the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a like aggregate principal amount of definitive Senior Secured Debt Securities of the same series of authorized denominations containing identical terms and provisions. Until so exchanged, unless otherwise provided therein or in a supplemental indenture relating thereto, the temporary Senior Secured Debt Securities of any series shall in all respects be entitled to the same benefits (but shall be subject to all the limitations of rights) under this Senior Secured Debt Securities Indenture as definitive Senior Secured Debt Securities of such series.

Section 3.05. Registration, Registration of Transfer and Exchange. (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Senior Secured Debt Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Senior Secured Debt Securities and of transfers of Senior Secured Debt Securities. The Trustee is hereby appointed “Senior Secured Debt Security Registrar” for the purpose of registering Senior Secured Debt Securities and transfers of Senior Secured Debt Securities as herein provided.

Upon surrender for registration of transfer of any Senior Secured Debt Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Senior Secured Debt Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

At the option of the Holder, Senior Secured Debt Securities of any series may be exchanged for other Senior Secured Debt Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount upon surrender of the Senior Secured Debt Securities to be exchanged at such office or agency. Whenever any Senior Secured Debt Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Senior Secured Debt Securities which the Holder making the exchange is entitled to receive.

All Senior Secured Debt Securities issued upon any registration of transfer or exchange of Senior Secured Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Senior Secured Debt Securities Indenture, as the Senior Secured Debt Securities surrendered upon such registration of transfer or exchange.

Every Senior Secured Debt Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Senior Secured Debt Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Senior Secured Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Senior Secured Debt Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.

If the Senior Secured Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (i) to issue, register the transfer of or exchange any Senior Secured Debt Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Senior Secured Debt Securities selected for redemption under Section 11.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Senior Secured Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Senior Secured Debt Security being redeemed in part.

(b) Except as otherwise specified pursuant to Section 3.01, registered Senior Secured Debt Securities of any series may be exchanged for a like aggregate principal amount of registered Senior Secured Debt Securities of such series of other authorized denominations containing identical terms and provisions. Senior Secured Debt Securities to be exchanged shall be surrendered at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, and the Company shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the Senior Secured Debt Security or Senior Secured Debt Securities of the same series which the Holder making the exchange shall be entitled to receive.

(c) The provisions of this Section 3.05(c) shall apply only to Global Securities unless otherwise specified in Section 3.01:

(i) Each Global Security authenticated under this Senior Secured Debt Securities Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Senior Secured Debt Security for all purposes of this Senior Secured Debt Securities Indenture.

(ii) Notwithstanding any other provision in this Senior Secured Debt Securities Indenture, no Global Security may be exchanged in whole or in part for Senior Secured Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (y) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security, (C) at any time if the Company at its option and in its sole discretion determines that the Global Securities of a particular series should be exchanged for definitive Senior Secured Debt Securities of that series in registered form or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.01.

(iii) Subject to Clause (ii) above, any exchange of a Global Security for other Senior Secured Debt Securities may be made in whole or in part, and all Senior Secured Debt Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(iv) Every Security authenticated and made available for delivery upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section 3.05, Section 3.04, 3.06, 9.06 or 11.07 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Senior Secured Debt Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

Section 3.06. Mutilated, Destroyed, Lost and Stolen Senior Secured Debt Securities. If any mutilated Senior Secured Debt Security (including any Global Security) is surrendered to the Trustee, the Company may execute and the Trustee shall, in the case of a Senior Secured Debt Security, authenticate and deliver, in exchange therefor a new Senior Secured Debt Security of the same series containing identical terms and provisions and of like amount, and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and to the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Senior Secured Debt Security (including any Global Security) and (b) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Senior Secured Debt Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Senior Secured Debt Security a new Senior Secured Debt Security of the same series containing identical terms and provisions and of the amount, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Senior Secured Debt Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Senior Secured Debt Security, pay such Senior Secured Debt Security.

Upon the issuance of any new Senior Secured Debt Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Senior Secured Debt Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Senior Secured Debt Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Senior Secured Debt Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Senior Secured Debt Securities Indenture equally and proportionately with any and all other Senior Secured Debt Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Secured Debt Securities.

Section 3.07. Payment. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Secured Debt Securities, interest on any Senior Secured Debt Security which is payable, and is punctually paid or duly provided for, on any Interest Payment

Date shall be paid to the Person in whose name that Senior Secured Debt Security (or one or more predecessor Senior Secured Debt Securities) is registered at the close of business on the Regular Record Date for such interest or, in the case of Global Securities held by any Holder, to the Holder including through a Paying Agent of the Company designated pursuant to Section 3.01 by wire transfer of same-day funds to the Holder.

Any interest on any series of Senior Secured Debt Securities which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Senior Secured Debt Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Senior Secured Debt Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Senior Secured Debt Securities of such series in the manner set forth in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Senior Secured Debt Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (b).

(b) The Company may make payment of any Defaulted Interest on the Senior Secured Debt Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Senior Secured Debt Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

In the case of registered Senior Secured Debt Securities where payment is to be made in Dollars, payment at any Paying Agent’s office outside The City of New York will be made in Dollars by check drawn on, or, at the request of the Holder, by wire transfer of same-day funds to a Dollar account maintained by the payee with, a bank in The City of New York.

In the case of registered Senior Secured Debt Securities where payment is to be made in a Foreign Currency, payment will be made as established pursuant to Section 3.01.

Subject to the foregoing provisions of this Section, each Senior Secured Debt Security delivered under this Senior Secured Debt Securities Indenture upon registration of transfer of or in exchange for or in lieu of any other Senior Secured Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Senior Secured Debt Security.

Section 3.08. Persons Deemed Owners. Prior to due presentment of a registered Senior Secured Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Senior Secured Debt Security is registered as the owner of such Senior Secured Debt Security for the purpose of receiving (subject to Section 3.07) payment of principal of (and premium, if any) and interest, if any, on such Senior Secured Debt Security and for all other purposes whatsoever, whether or not such Senior Secured Debt Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.09. Cancellation. All Senior Secured Debt Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Senior Secured Debt Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other person for delivery to the Trustee) for cancellation any Senior Secured Debt Securities previously authenticated hereunder which the Company has not issued and sold, and all Senior Secured Debt Securities so delivered shall be promptly cancelled by the Trustee. No Senior Secured Debt Securities shall be authenticated in lieu of or in exchange for any Senior Secured Debt Securities cancelled as provided in this Section, except as expressly permitted by the provisions of the Senior Secured Debt Securities of any series or pursuant to the provisions of this Senior Secured Debt Securities Indenture. The Trustee shall deliver to the Company all cancelled Senior Secured Debt Securities held by the Trustee.

Section 3.10. Computation of Interest. Except as otherwise specified pursuant to Section 3.01 for Senior Secured Debt Securities of any series, and as set forth in such Senior Secured Debt Securities, payments of interest on the Senior Secured Debt Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11. CUSIP Numbers. The Company in issuing the Senior Secured Debt Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Senior Secured Debt Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Senior Secured Debt Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly as reasonably practicable notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.01. Satisfaction and Discharge of Senior Secured Debt Securities Indenture. This Senior Secured Debt Securities Indenture shall upon Company Request cease to be of further effect with respect to Senior Secured Debt Securities of any series (except as to any surviving rights of registration of transfer or exchange of Senior Secured Debt Securities of such series herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Senior Secured Debt Securities Indenture with respect to the Senior Secured Debt Securities of such series when

(a) either

(i) all Senior Secured Debt Securities of such series theretofore authenticated and delivered (other than (x) Senior Secured Debt Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (y) Senior Secured Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(ii) all Senior Secured Debt Securities referred to in clause (i) above not theretofore delivered to the Trustee for cancellation

(A) have become due and payable or will become due and payable at their Stated Maturity within one year, or

(B) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company has deposited or caused to be deposited with the Trustee, as funds in trust for the purpose, an amount in cash, or U.S. Government Obligations (with respect to Senior Secured Debt Securities denominated in Dollars) or Foreign Government Securities (with respect to Senior Secured Debt Securities denominated in the same Foreign Currency) maturing as to principal and interest in such amounts and at such times as will ensure the availability of cash sufficient to pay and discharge all claims with respect to such Senior Secured Debt Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and accrued interest, if any, to the date of such deposit (in the case of Senior Secured Debt Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Senior Secured Debt Securities of such series; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Senior Secured Debt Securities Indenture with respect to the Senior Secured Debt Securities of such series have been complied with.

Notwithstanding any satisfaction and discharge of this Senior Secured Debt Securities Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if cash, U.S. Government Obligations and/or Foreign Government Securities shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

Section 4.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all cash, U.S. Government Obligations and Foreign Government Securities deposited with the Trustee pursuant to Section 4.01 shall be held in trust and such cash and the proceeds from such U.S. Government Obligations and/or Foreign Government Securities shall be applied by it, in accordance with the provisions of the Senior Secured Debt Securities of such series and this Senior Secured Debt Securities Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which such cash, U.S. Government Obligations and/or Foreign Government Securities have been deposited with the Trustee.

ARTICLE 5

REMEDIES

Section 5.01. Events of Default. “Event of Default”, wherever used herein with respect to Senior Secured Debt Securities of a particular series, means (i) that, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or, subject to the penultimate paragraph of Section 5.03, be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, except as otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Secured Debt Securities, the Company failed to pay any principal or any interest on any Senior Secured Debt Securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the Trustee to the Company or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Senior Secured Debt Securities of that series requiring the non-payment to be made good, (ii) the making of an order by an English court of competent jurisdiction which is not successfully appealed within 30 days of the making of such order, or the valid adoption by the shareholders of the Company of an effective resolution, for the winding-up of the Company (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency), (iii) any other Event of Default provided with respect to Senior Secured Debt Securities of such series pursuant to Section 3.01, (iv) (x) any of the Collateral Documents shall cease for any reason to be in full force and effect (other than in accordance with their terms or the terms hereof), or the Company shall so assert in writing, or (y) the Lien created by any of the Collateral

Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted by this Indenture or by any of the Collateral Documents), and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 21 days or (v) the default in the performance, or breach, of any covenant or warranty of the Company in this Senior Secured Debt Securities Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with) provided, that default or breach has not been remedied within 21 days of receipt by the Company and the Trustee from the Holders of at least 25% aggregate principal amount of the Outstanding Senior Secured Debt Securities of that series of a written notice requiring the breach to be remedied or written notice from the Trustee to the Company certifying that in its opinion the default or breach is materially prejudicial to the interests of the Holders of the Senior Secured Debt Securities of that series and requiring the breach to be remedied.

Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs with respect to Senior Secured Debt Securities of any series and is continuing, then in every such case the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Secured Debt Securities of such series may declare the principal amount of, any accrued but unpaid interest (or, in the case of Original Issue Discount Securities, such portion of the principal amount of such Original Issue Discount Securities as may be specified by the terms thereof) on all the Senior Secured Debt Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by such Holder or Holders), and upon any such declaration such principal and interest (or specified amount) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Senior Secured Debt Securities of any series has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holder or Holders of a majority in aggregate principal amount of the Outstanding Senior Secured Debt Securities of such series, by written notice to the Company and the Trustee, may rescind such declaration of acceleration and its consequences (including any Event of Default under another series of Senior Secured Debt Securities arising therefrom) but only if all Events of Default with respect to Senior Secured Debt Securities of such series have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03. Collection of Indebtedness. The Company covenants that, if it fails to pay any principal or any interest on any Senior Secured Debt Securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the Trustee to the Company or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Senior Secured Debt Securities of that series requiring the non-payment to be made good, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such

Senior Secured Debt Securities, the whole amount then due and payable on such Senior Secured Debt Securities for principal (and premium, if any) and interest, if any, and interest on any overdue principal (and premium, if any), at the rate or rates prescribed therefor in such Senior Secured Debt Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to Senior Secured Debt Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Senior Secured Debt Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Senior Secured Debt Securities Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including the institution of proceedings for the winding up of the Company in England (but not elsewhere).

The Trustee and Holders of Senior Secured Debt Securities by their acceptance thereof will be deemed to have waived any right of set-off or counterclaim with respect to the Senior Secured Debt Securities or this Senior Secured Debt Securities Indenture that they might otherwise have against the Company.

Notwithstanding the foregoing, failure to make any payment in respect of a series of Senior Secured Debt Securities shall not be a default in respect of such Senior Secured Debt Securities if such payment is withheld or refused (i) in order to comply with any law or regulation or with the order of any court of competent jurisdiction or (ii) in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time before the expiry of such period of 14 days by independent legal advisors chosen by the Company and acceptable to the Trustee (the “Withheld Amount”); provided, however, that the Trustee may by notice to the Company require the Company to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case the Company shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the provisions of the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of 14 days after the Trustee gives written notice to the Company informing it of such determination.

In lieu of the Trustee taking the above actions, upon failure to make payment, if lawful, the Company may place the Withheld Amounts or a sum equal to the Withheld Amounts promptly on interest bearing deposit set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of the Senior Secured Debt Securities. The Company will give notice if at any time it is lawful to pay any Withheld Amounts to the Holders or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amount and the interest accrued on it will be paid. This date shall be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, the Company shall be bound to pay the Withheld Amount together with interest accrued on it. Payment of the Withheld Amounts will be subject to applicable laws, regulations or court orders, without prejudice to Section 10.04. Interest accrued on any Withheld Amount shall be paid net of any taxes required by applicable law to be withheld or deducted and the Company shall not be obliged to pay any Additional Amounts in respect of any such withholding or deduction.

No recourse for the payment of the principal of (or premium, if any) or interest, if any, on any Senior Secured Debt Security, or for any claim based thereon or otherwise in respect thereof and no recourse under or upon any obligation, covenant or agreement of the Company in this Senior Secured Debt Securities Indenture, or in any Senior Secured Debt Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, past, present or future, of the Company, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that to the extent lawful all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Senior Secured Debt Securities Indenture and the issue of the Senior Secured Debt Securities.

Section 5.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, winding-up or other judicial proceeding relative to the Company or any other obligor upon the Senior Secured Debt Securities of any series or to the property of the Company or such other obligor or their creditors (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency), the Trustee (irrespective of whether the principal of the Senior Secured Debt Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys and other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of a Senior Secured Debt Security to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Holders or holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 6.07.

Subject to Article Eight and Section 9.02, nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of any Senior Secured Debt Security any plan of reorganization, arrangement, adjustment, or composition affecting any Senior Secured Debt Securities or the rights of any Holder of any Senior Secured Debt Security or to authorize the Trustee to vote in respect of the claim of any such Holder or holder in any such proceeding; provided that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.05. Trustee May Enforce Claims Without Possession of Senior Secured Debt Securities. All rights of action and claim under this Senior Secured Debt Securities Indenture or the Senior Secured Debt Securities may be prosecuted and enforced by the Trustee without the possession of any of the Senior Secured Debt Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel be for the ratable benefit of the Holders of the Senior Secured Debt Securities in respect of which such judgment has been recovered.

Section 5.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article in respect of any series of Senior Secured Debt Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, if any, upon presentation of such Senior Secured Debt Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts applicable to such series of Senior Secured Debt Securities in respect of which or for the benefit of which such money or other property has been collected or is distributable due the Trustee (including any predecessor trustee) under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on such series of Senior Secured Debt Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Senior Secured Debt Securities for principal (and premium, if any) and interest, if any, respectively; and

THIRD: To the payment of the balance, if any, to the Company or as a court of competent jurisdiction may direct.

Section 5.07. Limitation on Suits. No Holder of any Senior Secured Debt Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Senior Secured Debt Securities Indenture or Senior Secured Debt Security, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Senior Secured Debt Securities of the same series specifying such Event of Default and stating that such notice is a “Notice of Default” hereunder;

(b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Secured Debt Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name, as Trustee hereunder;

(c) such Holder of a Senior Secured Debt Security has offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Senior Secured Debt Securities of such series;

it being understood and intended that no one or more Holders of Senior Secured Debt Securities of a particular series shall have any right in any manner whatsoever by virtue of, or by availing of any provision of this Senior Secured Debt Securities Indenture to affect, disturb or prejudice the rights of any other such Holders or holders, or to obtain or to seek to obtain priority or preference over any other such Holders or holders or to enforce any right under this Senior Secured Debt Securities Indenture or Senior Secured Debt Security, except in the manner herein provided and for the equal and ratable benefit of all Holders of Senior Secured Debt Securities of such series.

Section 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest, if any. Notwithstanding any other provision in this Senior Secured Debt Securities Indenture, the Holder of any Senior Secured Debt Security shall have the right, which is absolute and unconditional, to receive (subject to Section 3.07) payment of the principal of (and premium, if any) and interest, if any, on such Senior Secured Debt Security on the respective Stated Maturities as expressed in such Senior Secured Debt Security (or, in the case of redemption, on or after the Redemption Date), and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder or holder.

Section 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder of any Senior Secured Debt Security has instituted any proceeding to enforce any right or remedy under this Senior Secured Debt Securities Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder or holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Senior Secured Debt Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Senior Secured Debt Securities shall continue as though no such proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Secured Debt Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Senior Secured Debt Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Senior Secured Debt Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Senior Secured Debt Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Senior Secured Debt Securities, as the case may be.

Section 5.12. Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Senior Secured Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Senior Secured Debt Securities of such series, provided that

(a) such direction shall not be in conflict with any rule of law or with this Senior Secured Debt Securities Indenture;

(b) such direction shall not be unjustly prejudicial to the Holders of any Senior Secured Debt Securities of such series not taking part in the direction, as determined by the Trustee; and

(c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13. Waiver of Past Events of Default. The Trustee may without prejudice to its rights in respect of any subsequent Event of Default from time to time and at any time waive any Event of Default or authorize any proposed Event of Default by the Company, provided that in its opinion the interests of the Holders shall not be materially prejudiced thereby and, provided, further, that the Trustee shall not exercise any powers conferred on it by this clause in contravention of any notice in writing to the Company and the Trustee made pursuant to Section 5.02 hereof but so that no such notice shall affect any waiver or authorization previously given or made.

In addition, the Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Secured Debt Securities of any series may on behalf of the Holders of all the Senior Secured Debt Securities of such series waive any past Event of Default hereunder with respect to such series and its consequences, except an Event of Default:

(a) in the payment of the principal of (or premium, if any) or interest, if any on any Senior Secured Debt Security of such series; or

(b) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Senior Secured Debt Security of such series affected.

Upon any such waiver, such Event of Default shall cease to exist, and any Event of Default with respect to any series arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Senior Secured Debt Securities Indenture, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

Section 5.14. Undertaking for Costs. All parties to this Senior Secured Debt Securities Indenture agree, and each Holder of any Senior Secured Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Senior Secured Debt Securities Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant to such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defences made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Senior Secured Debt Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Senior Secured Debt Security on or after the respective Stated Maturities expressed in such Senior Secured Debt Security (or, in the case of redemption, on or after the Redemption Date).

Section 5.15. Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Senior Secured Debt Securities Indenture or any Senior Secured Debt Security or any of the Collateral Documents; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6

THE TRUSTEE

Section 6.01. Certain Duties and Responsibilities. (a) The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Senior Secured Debt Securities Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Senior Secured Debt Securities Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(b) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(d) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) this subsection shall not be construed to limit the effect of subsection (ii) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Senior Secured Debt Securities of any series.

Section 6.02. Notice of Defaults. If a default occurs hereunder with respect to Senior Secured Debt Securities of any series, the Trustee shall give the Holders of Senior Secured Debt Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 5.01(v) with respect to Senior Secured Debt Securities of such series, no such notice to Holders shall be given until at least 10 days after the occurrence thereof. For the purpose of this Section 6.02, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Senior Secured Debt Securities of such series.

Section 6.03. Certain Rights of Trustee. Subject to the provisions of Section 6.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any action or resolution of the Board of Directors of the Company shall be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Senior Secured Debt Securities Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Senior Secured Debt Securities Indenture at the request or direction of any of the Holders pursuant to this Senior Secured Debt Securities Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit at a reasonable cost to the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation; provided that the Company shall not be required to disclose such information which the Company is prevented from disclosing as a matter of law or contract;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent (other than an officer or employee of the Trustee) or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Senior Secured Debt Securities Indenture;

(i) in no event shall the Trustee be responsible or liable to the Company for punitive damages or any special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Senior Secured Debt Securities and this Senior Secured Debt Securities Indenture;

(k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Person acting as Trustee in each of its other capacities hereunder;

(l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and titles of officers authorized to take specified actions pursuant to this Indenture; and

(m) money held by the Trustee and any Paying Agent in trust hereunder may be held uninvested and the Trustee and any Paying Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.04. Not Responsible for Recitals or Issuance of Senior Secured Debt Securities. The recitals contained herein and in the Senior Secured Debt Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Senior Secured Debt Securities Indenture or of the Senior Secured Debt Securities, except that the Trustee represents and warrants that it has duly authorized, executed and delivered this Senior Secured Debt Securities Indenture. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Senior Secured Debt Securities or the proceeds thereof.

Section 6.05. May Hold Senior Secured Debt Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Senior Secured Debt Security Registrar and any Calculation Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Senior Secured Debt Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Senior Secured Debt Security Registrar, Calculation Agent or such other agent.

Section 6.06. Money Held in Trust. Other than the Collateral securing any series of Senior Secured Debt Securities, which shall be held pursuant to the terms of the applicable Collateral Documents, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.07. Compensation and Reimbursement. The Company agrees

(a) to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as agreed in writing by the Company from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Senior Secured Debt Securities Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify the Trustee, its directors, officers, employees and agents and any predecessor Trustee for, and to hold it harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder but excluding any tax liabilities of the Trustee based upon, measured by or determined by the income of the Trustee.

(d) The Trustee shall notify the Company in writing of the commencement of any action or claim in respect of which indemnification may be sought promptly after the Trustee becomes aware of such commencement (provided that the failure to make such notification shall not affect the Trustee’s rights hereunder) and the Company shall be entitled to participate in, and to the extent it shall wish, to assume the defence thereof, including the employment of counsel reasonably satisfactory to the Trustee; provided, however, that if the Trustee determines that an actual or potential conflict of interest exists then the Trustee shall be entitled to retain separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Trustee shall not compromise or settle any such action or claim without the written consent of the Company, which consent shall not be unreasonably withheld. As security for the performance of the obligations of the Company under this Section, the Trustee shall have a senior claim, to which the Senior Secured Debt Securities are hereby made subordinate, upon all property of funds held or collected by the Trustee as such, except funds held in trust (which, for the avoidance of doubt, includes the Collateral) for the payment of principal of (or premium, if any) or interest, if any, on the Senior Secured Debt Securities.

The provisions of this Section 6.07 shall survive the satisfaction and discharge of this Senior Secured Debt Securities Indenture, the termination of this Indenture for any reason or the earlier resignation or removal of the Trustee.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 6.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Senior Secured Debt Securities Indenture.

Section 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder with respect to each series which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State or District of Columbia authority and, if there be such corporation willing and able to act as trustee on reasonable and customary terms, having its corporate trust office or agency in the Borough of Manhattan, The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b) The Trustee may resign at any time with respect to the Senior Secured Debt Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or notice of removal as described below, the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Senior Secured Debt Securities of such series.

(c) The Trustee may be removed at any time with respect to the Senior Secured Debt Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Senior Secured Debt Securities of such series delivered to the Trustee and to the Company.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Senior Secured Debt Security of the series as to which the Trustee has a conflicting interest for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Senior Secured Debt Security for at least six months, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge, or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution or a Delegated Person Resolution may remove the Trustee with respect to any or all series of Senior Secured Debt Securities or (y) subject to Section 5.14, any Holder who has been a bona fide Holder of a Senior Secured Debt Security for at least six months (and, in the case of subparagraph (d)(i) above, who is a Holder of a Senior Secured Debt Security of the series as to which the Trustee has a conflicting interest) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Senior Secured Debt Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Senior Secured Debt Securities of one or more series, the Company, by a Board Resolution or a Delegated Person Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Senior Secured Debt Securities of such series (it being understood that any successor Trustee may be appointed with respect to the Senior Secured Debt Securities of one or more or all of such series and at any time there shall be only one Trustee with respect to the Senior Secured Debt Securities of any particular series), and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Senior Secured Debt Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Senior Secured Debt Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Senior Secured Debt Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Senior Secured Debt Securities of any series shall have been so appointed by the Company or the Holders of Senior Secured Debt Securities of such series and accepted appointment in the manner hereinafter required by Section 6.11, any Holder who has been a bona fide Holder of a Senior Secured Debt Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Senior Secured Debt Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Senior Secured Debt Securities of any series and each appointment of a successor Trustee with respect to the Senior Secured Debt Securities of any series in the manner and to the extent provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Senior Secured Debt Securities of such series and the address of its Corporate Trust Office.

Section 6.11. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Senior Secured Debt Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee, all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Senior Secured Debt Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Senior Secured Debt Securities of such series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Senior Secured Debt Securities of such series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Senior Secured Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Senior Secured Debt Securities of such series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Senior Secured Debt Securities Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Senior Secured Debt Securities of such series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor

Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Senior Secured Debt Securities of such series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Senior Secured Debt Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Senior Secured Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Senior Secured Debt Securities.

Section 6.13. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Senior Secured Debt Securities of a series), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.14. Appointment of Authenticating Agent. The Trustee may at any time appoint an Authenticating Agent or Agents with respect to one or more series of Senior Secured Debt Securities which shall be authorized to act on behalf of the Trustee to authenticate Senior Secured Debt Securities of such series upon original issue, or issued upon exchange, registration of transfer or partial redemption thereof or in lieu of destroyed, lost or stolen Senior Secured Debt Securities, and Senior Secured Debt Securities so authenticated shall be entitled to the benefits of this Senior Secured Debt Securities Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Senior Secured Debt Securities Indenture to the authentication and delivery of Senior Secured Debt Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation or national banking association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State or District of

Columbia authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation or national banking association into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or national banking association succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation or national banking association shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice to the Holders of Senior Secured Debt Securities in the manner and to the extent provided in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Senior Secured Debt Securities of such series may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Secured Debt Securities of the series designated herein referred to in the within-mentioned Senior Secured Debt Securities Indenture.

Dated:

, as Trustee

By:
as Authenticating Agent

By:
Authorized Signatory

If all of the Senior Secured Debt Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Senior Secured Debt Securities upon original issuance located in a Place of Payment where the Company wishes to have Senior Secured Debt Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect of such series of Senior Secured Debt Securities.

ARTICLE 7

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01. Company to Furnish Trustee Names and Addresses of Holders. The Company, with respect to any series of Senior Secured Debt Securities in registered form, will furnish or cause to be furnished to the Trustee:

(a) not more than 15 days after each Regular Record Date (or after each of the dates to be specified for such purpose for non-interest bearing Senior Secured Debt Securities and Senior Secured Debt Securities on which interest is paid less frequently than quarterly as contemplated by Section 3.01), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of registered Senior Secured Debt Securities as of such Regular Record Date or such specified date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

The Company need not furnish or cause to be furnished to the Trustee pursuant to this Section 7.01 the names and addresses of Holders of registered Senior Secured Debt Securities so long as the Trustee acts as Senior Secured Debt Security Registrar with respect to such series of Senior Secured Debt Securities.

Section 7.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders (i) contained in the most recent list furnished to the Trustee as provided in Section 7.01 and (ii) received by the Trustee in its capacity as Paying Agent or Senior Secured Debt Security Registrar (if so acting). The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) The rights of the Holders of Senior Secured Debt Securities of any series to communicate with other Holders with respect to their rights under this Senior Secured Debt Securities Indenture or under the Senior Secured Debt Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder, by receiving and holding a Senior Secured Debt Security, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b).

Section 7.03. Reports by Trustee. (a) So long as any Senior Secured Debt Securities are Outstanding hereunder, the Trustee shall transmit to Holders as provided in the Trust Indenture Act such reports dated as of such dates as are required by and in compliance with the Trust Indenture Act. Reports so required to be transmitted at stated intervals of not more than twelve (12) months shall be transmitted on or before June 1 in each year following the date hereof.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which the Trustee has been notified that the Senior Secured Debt Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when Senior Secured Debt Securities are listed on any securities exchange or are delisted therefrom.

(c) The Company will furnish the Trustee with interim and annual reports. In addition, the Company will furnish the Trustee with all notices of meetings at which Holders of Senior Secured Debt Securities of a particular series are entitled to vote, and all other reports and communications that are made generally available to Holders of Senior Secured Debt Securities. The Trustee will, at the Company’s expense, make such notices, reports and communications available for inspection by Holders of Senior Secured Debt Securities in such manner as the Company may determine and, in the case of any notice received by the Trustee in respect of any meeting at which Holders of Senior Secured Debt Securities of a particular series are entitled to vote, will mail to all such record Holders of Senior Secured Debt Securities, at the Company’s expense, a notice containing a summary of the information set forth in such notice of meeting.

Section 7.04. Reports by Company. The Company shall:

(a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Senior Secured Debt Securities Indenture as may be required from time to time by such rules and regulations; and

(c) transmit to Holders, in the manner and to the extent required by the Trust Indenture Act, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE 8

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 8.01. Company May Consolidate, etc. Only on Certain Terms. The Company may, without the consent of Holders of any Senior Secured Debt Securities of any series Outstanding under the Indenture Documents, consolidate or amalgamate with or merge into any other Person or convey or transfer or lease its properties and assets substantially as an entirety to any Person, provided that:

(a) the Person formed by such consolidation or amalgamation or into which the Company is merged or the Person which acquires by conveyance or transfer or which leases the properties and assets of the Company substantially as an entirety (i) shall be a company organized and validly existing under the laws of the United Kingdom or any political subdivision thereof and entitled to carry on the business of a bank, and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Senior Secured Debt Securities in accordance with the provisions of all applicable Indenture Documents, the performance or observance of every covenant under the Indenture Documents on the part of the Company to be performed or observed, including, for the avoidance of doubt, all obligations with respect to the Collateral, and shall enter into all applicable Collateral Documents with respect to the Collateral;

(b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary thereof as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have happened and be continuing; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02. Successor Person Substituted. Upon any consolidation, amalgamation or merger or any conveyance or transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or amalgamation or into which the Company is merged or the Person to which such conveyance or transfer is made shall succeed to and be substituted for, and may exercise every right and power of, the Company under the Indenture Documents with the same effect as if such successor Person had been named as the Company herein, and thereafter, the predecessor Person shall be relieved of all obligations and covenants under the Indenture Documents.

Section 8.03. Assumption of Obligations. With respect to the Senior Secured Debt Securities of any series, a wholly-owned Subsidiary of the Company (a “successor entity”) may without the consent of any Holder assume the obligations of the Company (or any Person which shall have previously assumed the obligations of the Company) for the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on any series of Senior Secured Debt Securities in accordance with the provisions of all applicable Indenture Documents and the performance of every covenant under such Indenture Documents on the part of the Company to be performed or observed, provided that:

(a) the successor entity shall expressly assume such obligations by amendments to the applicable Indenture Documents for the applicable series of Senior Secured Debt Securities, executed by the Company and such successor entity, if applicable, and delivered to the Trustee and the Collateral Agent, as applicable, in form satisfactory to the Trustee and the Collateral Agent, and the Company shall, by amendment to the applicable Indenture Documents, irrevocably guarantee all of the obligations of such successor entity under the Senior Secured Debt Securities of such series and the Indenture Documents as so modified by such amendments (provided, however, that, for the purposes of the Company’s obligation to pay Additional Amounts, if any, payable pursuant to Section 10.04 in respect of the Senior Secured Debt Securities, references to such successor entity’s country of organization will be added to references to the United Kingdom);

(b) such successor entity shall confirm in such amendments to the applicable Indenture Documents that such successor entity will pay all Additional Amounts, if any, payable pursuant to Section 10.04 in respect of all the Senior Secured Debt Securities (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the United Kingdom);

(c) immediately after giving effect to such assumption of obligations, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(d) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such assumption complies with this Article and that all conditions precedent herein provided for relating to such assumption have been complied with.

Upon any such assumption, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture Documents with respect to any such Senior Secured Debt Securities with the same effect as if such successor entity had been named as the Company in this Senior Secured Debt Securities Indenture, and the Company or any legal and valid successor corporation which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor upon any such Senior Secured Debt Securities except as provided in clause (a) of this Section.

In the event of any such assumption, any Additional Amounts, if any, payable pursuant to Section 10.04 will be payable in respect of Taxes imposed by the jurisdiction in which the successor entity is organized (subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of Taxes imposed by any Taxing Jurisdiction) rather than Taxes imposed by any Taxing Jurisdiction; provided, however, that if the Company makes payment under the guarantee, the Company shall be required to pay Additional Amounts related to Taxes (subject to the exceptions set forth in Section 10.04) imposed by any Taxing Jurisdiction by reason of such payments.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution or a Delegated Person Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein, in the applicable Indenture Documents, to the extent otherwise permitted under this Senior Secured Debt Securities Indenture or any supplement hereto; or

(b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Senior Secured Debt Securities (and, if such covenants are to be for the benefit of less than all series of Senior Secured Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(c) to add any additional Events of Default for the benefit of the Holders of all or any series of Senior Secured Debt Securities (and, if such additional Events of Default are to be for the benefit of less than all series of Senior Secured Debt Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(d) subject to Section 9.02 hereof, to add to, change or eliminate any of the provisions of this Senior Secured Debt Securities Indenture or of any supplemental indenture, provided that any such addition, change or elimination (A) shall become effective only when there is no Senior Secured Debt Security Outstanding of any series created prior to the execution of such supplemental indenture effecting such addition, change or elimination which is entitled to the benefit of such provision or (B) shall not modify the rights of the Holder of any Senior Secured Debt Security Outstanding prior to the execution of such supplemental indenture; or

(e) to establish the form or terms of Senior Secured Debt Securities of any series as permitted by Sections 2.01 and 3.01; or

(f) to change any Place of Payment, so long as the Place of Payment as required by Section 3.01(l) is maintained; or

(g) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in any supplemental indenture, provided that such action shall not adversely affect the interests of the Holders of Senior Secured Debt Securities of any series in any material respect; or

(h) to make any other provisions with respect to matters or questions arising under this Senior Secured Debt Securities Indenture, provided such action shall not adversely affect the interests of the Holders of Senior Secured Debt Securities of any series in any material respect; or

(i) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Senior Secured Debt Securities of one or more series and to add to or change any of the provisions of this Senior Secured Debt Securities Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b);

(j) to change or eliminate any provision of this Senior Secured Debt Securities Indenture as permitted by Section 1.07; or

(k) to release Collateral from the Lien of this Indenture, any applicable indenture supplemental hereto or the Collateral Documents in accordance with the terms of the Indenture Documents.

Section 9.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Secured Debt Securities of each series affected by such supplemental Senior Secured Debt

Securities Indenture (voting as a class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution or a Delegated Person Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Senior Secured Debt Securities Indenture or of modifying in any manner the rights of the Holders of Senior Secured Debt Securities of such series under this Senior Secured Debt Securities Indenture; provided, however, that no such supplemental indenture may, without the consent of the Holder of each Outstanding Senior Secured Debt Security affected thereby,

(a) change the Stated Maturity, if any, of any principal amount or any interest amounts in respect of any such Senior Secured Debt Security, or reduce the principal amount thereof, or the rate of interest, if any, thereon, or any premium payable upon the redemption thereof, or reduce the amount of principal of a Original Issue Discount Security that would be due and payable upon an acceleration of the Maturity thereof pursuant to Section 5.02, or change the obligation of the Company (or its successor) to pay Additional Amounts pursuant to Section 10.04 (except as contemplated by Section 8.01(a) and permitted by Section 9.01(a)) on the Senior Secured Debt Securities, or change any Place of Payment where, or the currency in which the principal amount of, premium, if any, or interest on, any such Senior Secured Debt Security is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

(b) reduce the percentage in aggregate principal amount of the Outstanding Senior Secured Debt Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Senior Secured Debt Securities Indenture or of certain defaults hereunder and their consequences) provided for in this Senior Secured Debt Securities Indenture; or

(c) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 10.02; or

(d) modify any of the provisions of this Section 9.02 or Section 5.13 except to increase any such percentage or to provide that certain other provisions of this Senior Secured Debt Securities Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Senior Secured Debt Security affected thereby; provided, however, that this Clause shall not be deemed to require the consent of any Holder with respect to changes in the references to the “Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 6.11(b) and 9.01(i); or

(e) change in any manner adverse to the interests of the Holders of any Senior Secured Debt Securities the terms and conditions of the obligations of the Company in respect of the due and punctual payment of any amounts due and payable on the Senior Secured Debt Securities.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Senior Secured Debt Securities Indenture which has expressly been included solely for the benefit of one or more particular series of Senior Secured Debt Securities, or which modifies the rights of the Holders of Senior Secured Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Senior Secured Debt Securities Indenture of the Holders of Senior Secured Debt Securities of any other series.

Section 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Senior Secured Debt Securities Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Senior Secured Debt Securities Indenture. The Trustee may, but shall not be obliged to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Senior Secured Debt Securities Indenture or otherwise.

Section 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Senior Secured Debt Securities Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Senior Secured Debt Securities Indenture for all purposes; and every Holder of Senior Secured Debt Securities theretofore or thereafter authenticated and delivered hereunder, if any, shall be bound thereby, except as otherwise expressed therein.

Section 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06. Reference in Senior Secured Debt Securities to Supplemental Indentures. Senior Secured Debt Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Senior Secured Debt Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and such Senior Secured Debt Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Senior Secured Debt Securities of such series.

ARTICLE 10

COVENANTS

Section 10.01. Payment of Principal, Premium, and Interest. The Company covenants and agrees for the benefit of each series of Senior Secured Debt Securities that it will (subject to

Section 3.07) duly and punctually pay the principal of (and premium, if any) and interest, if any, on the Senior Secured Debt Securities of that series when due and payable in accordance with the terms of the Senior Secured Debt Securities and this Senior Secured Debt Securities Indenture.

Section 10.02. Maintenance of Office or Agency. The Company will maintain in each Place of Payment for any series of Senior Secured Debt Securities an office or agency where Senior Secured Debt Securities of that series may be presented or surrendered for payment, where Senior Secured Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Senior Secured Debt Securities of that series and this Senior Secured Debt Securities Indenture may be served; provided, however, that at the option of the Company in the case of registered Senior Secured Debt Securities of such series, payment of any interest thereon may be made by check mailed to the address of the Person entitled herein as such address shall appear in the Senior Secured Debt Security Register, unless such person requests payment by wire transfer pursuant to Section 3.07. With respect to the Senior Secured Debt Securities of any series, such office or agency in each Place of Payment shall be specified as contemplated by Section 3.01, and if not so specified, initially shall be the Corporate Trust Office of the Trustee. Unless otherwise specified pursuant to Section 3.01, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Company in respect of Senior Secured Debt Securities of any series and this Senior Secured Debt Securities Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Senior Secured Debt Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of any obligation to maintain an office or agency in each Place of Payment (except as otherwise indicated in this Section) for Senior Secured Debt Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03. Money for Payments to Be Held in Trust. If the Company shall at any time act as Paying Agent with respect to the Senior Secured Debt Securities of any series, it will, on or before each due date for payment of the principal of (and premium, if any) or interest, if any, on any of the Senior Secured Debt Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto in accordance with the provisions of this Senior Secured Debt Securities Indenture a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Senior Secured Debt Securities, it will, prior to each due date for payment of the principal of (and premium, if any) or interest, if any, on any Senior Secured Debt Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest in accordance with the provisions of this Senior Secured Debt Securities Indenture, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or its failure so to act. The Company will cause each Paying Agent for any series of Senior Secured Debt Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on Senior Secured Debt Securities of that series in trust for the benefit of the Persons entitled thereto in accordance with the provisions of this Senior Secured Debt Securities Indenture until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee timely notice of any default by the Company (or any other obligor upon the Senior Secured Debt Securities of that series) in the making of any payment, when due and payable, or principal of (and premium, if any) or interest, if any, on Senior Secured Debt Securities of that series; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at the time, for the purpose of obtaining the satisfaction and discharge of this Senior Secured Debt Securities Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Senior Secured Debt Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest, if any, have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Secured Debt Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published at least once, in Authorized Newspapers, published in the Borough of Manhattan, The

City of New York and London, England, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Company.

Section 10.04. Additional Amounts. Unless otherwise specified in the terms of Senior Secured Debt Securities of a series in accordance with Section 3.01, any amounts to be paid by the Company on any series of Senior Secured Debt Securities will be paid without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax (each a “Taxing Jurisdiction”), unless such deduction or withholding is required by law. Unless otherwise specified in the terms of Senior Secured Debt Securities of a series in accordance with Section 3.01, if any such Taxes shall at any time be required by a Taxing Jurisdiction to be deducted or withheld, the Company will pay such additional amounts of, or in respect of, the principal of, premium, if any, and interest on, such series of Senior Secured Debt Securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the Holders of such series of Senior Secured Debt Securities, after such deduction or withholding, shall equal the respective amounts of principal, premium, if any, and interest, if any, which would have been payable in respect of such series of Senior Secured Debt Securities had no such deduction or withholding been required, provided that the foregoing will not apply to any such Taxes that would not have been payable or due but for the fact that (i) the Holder or the Beneficial Owner of the Senior Secured Debt Securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, the Taxing Jurisdiction requiring such deduction or withholding of Taxes, or otherwise has some connection with such Taxing Jurisdiction other than the holding or ownership of the relevant Senior Secured Debt Securities, or the collection of any payment of (or in respect of) principal or premium, if any, or any interest on, any Senior Secured Debt Securities of the relevant series, (ii) except in the case of a winding-up of the Company in England the relevant Senior Secured Debt Securities are presented for payment in the United Kingdom, (iii) the relevant Senior Secured Debt Securities are presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts on presenting the same for payment at the close of such 30-day period, (iv) the Holder or the Beneficial Owner of the relevant Senior Secured Debt Securities or the Beneficial Owner of any payment of (or in respect of) principal of, premium, if any, or any interest on such Senior Secured Debt Securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such Holder or Beneficial Owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a condition to relief or exemption from such Taxes, (v) the relevant Senior Secured Debt Securities are presented for payment by or on behalf of a Holder who would have been able to avoid such Taxes by presenting the relevant Senior Secured Debt Securities to another Paying Agent in a member state of the European Union or elsewhere or (vi) if such Taxes would not have been so imposed, or would have been excluded pursuant to clauses (i) through (vi) above inclusive, if the Beneficial Owner of, or person ultimately entitled to obtain an interest in, such Senior Secured Debt Securities had been the Holder of such Senior Secured Debt Securities. Whenever in this Senior Secured Debt Securities Indenture there is mentioned, in any context, the payment of the principal of (and premium, if any) or any interest if any, on or in respect of any Senior Secured Debt Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

(a) Any amounts to be paid by the Company or the Paying Agent on any series of Senior Secured Debt Securities shall be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and the Company and the Paying Agent shall not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

(b) With respect to any series of Senior Secured Debt Securities, any Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Senior Secured Debt Securities of such series and this Senior Secured Debt Securities Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the Paying Agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. In all cases, the Paying Agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent under this Section 10.04(b) will be treated as paid to the Holder of a Senior Secured Debt Security, and the Company will not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this Section 10.04 explicitly provide otherwise.

Section 10.05. Corporate Existence. Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation or other legal entity.

Section 10.06. Statement as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate in compliance with Section 314(a)(4) of the Trust Indenture Act.

Section 10.07. Grant of Security Interests. The Company shall cause the relevant Collateral Agent (for the benefit of such Collateral Agent, the Trustee and the Holders of the relevant series of Senior Secured Debt Securities) to have a valid and perfected Lien in the Collateral. In addition, the Company shall:

(a) enter into each of the Collateral Documents and any amendments or supplements thereto necessary in order to cause the relevant Collateral Agent (for the benefit of such Collateral Agent, the Trustee and the Holders of the relevant series of Senior Secured Debt Securities) to have a valid and perfected Lien on the Collateral;

(b) do, execute, acknowledge, deliver, record, file and register, as applicable, any and all acts, deeds, conveyances, security agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required so that the relevant Collateral Agent (for the benefit of such Collateral Agent, the Trustee and the Holders of the relevant series of Senior Secured Debt Securities) shall have a valid and perfected Lien on the Collateral;

(c) take such further action and execute and deliver such other documents specified in the Indenture Documents or as otherwise may be reasonably requested by the Trustee or Collateral Agent to give effect to the foregoing; and

(d) deliver to the Trustee and the relevant Collateral Agent an Opinion of Counsel that (i) such Collateral Documents and any other documents required to be delivered have been duly authorized, executed and delivered by the Company and constitute legal, valid, binding and enforceable obligations of the Company, subject to customary qualifications and limitations, and (ii) the Collateral Documents and the other documents entered into pursuant to this Section 10.07 create a valid and perfected Lien on the Collateral covered thereby, subject to customary qualifications and limitations.

Section 10.08. Further Assurances. (a) The Company shall promptly execute and deliver, or cause to be promptly executed and delivered to the relevant Collateral Agent such documents and agreements, and shall promptly take or cause to be taken such actions, as such Collateral Agent may, from time to time, reasonably request to grant, preserve, protect or perfect the Lien created or intended to be created by the Collateral Documents or the validity, effectiveness or priority of any security interest in the Collateral.

(b) Upon the exercise by the Trustee or any Holder of any power, right, privilege or remedy under any of the Indenture Documents that requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company will execute and deliver all applications, certifications, instruments and other documents and papers that may be reasonably required from the Company for such governmental consent, approval, recording, qualification or authorization.

ARTICLE 11

REDEMPTION OF SENIOR SECURED DEBT SECURITIES

Section 11.01. Applicability of Article. Senior Secured Debt Securities of any series shall be redeemable in accordance with their terms and (except as otherwise specified pursuant to Section 3.01 for Senior Secured Debt Securities of any series) in accordance with this Article.

Section 11.02. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Senior Secured Debt Securities shall be evidenced by a Board Resolution or a Delegated Person Resolution. The Company shall, at least thirty (30) days and no more than sixty (60) days prior to the Redemption Date fixed by the Company, notify the Holders of such Redemption Date, of the principal amount of Senior Secured Debt Securities of such series to be redeemed, and shall notify the Trustee of such election at least five (5) Business Days prior to the date on which the notice of redemption is sent to Holders (unless a shorter notice period shall be satisfactory to the Trustee). In the case of any redemption of Senior Secured Debt Securities of any series prior to the expiration of any restriction on such redemption provided in the terms of such Senior Secured Debt Securities or elsewhere in this Senior Secured Debt Securities Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with or waiver of such restrictions.

Section 11.03. Selection by Trustee of Senior Secured Debt Securities to Be Redeemed. If less than all the Senior Secured Debt Securities of any series are to be redeemed, the particular Senior Secured Debt Securities to be redeemed shall be selected not more than 60 days nor less than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Senior Secured Debt Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for registered Senior Secured Debt Securities of that series or any multiple thereof) of the principal amount of Senior Secured Debt Securities of such series of a denomination larger than the minimum authorized denomination for Senior Secured Debt Securities of that series.

The Trustee shall promptly notify the Company in writing of the Senior Secured Debt Securities selected for redemption and, in the case of any Senior Secured Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Senior Secured Debt Securities Indenture, unless the context otherwise requires, all provisions relating to the redemption of Senior Secured Debt Securities shall relate in the case of any Senior Secured Debt Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such registered Senior Secured Debt Security which has been or is to be redeemed.

Section 11.04. Notice of Redemption. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Secured Debt Securities, notice of redemption shall be given not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Senior Secured Debt Securities to be redeemed in the manner and to the extent provided in Section 1.06 (provided that the Company shall notify the Trustee at least five (5) Business Days prior to the date on which the notice of redemption is sent to Holders (unless a shorter notice period shall be satisfactory to the Trustee)).

All notices of redemption shall state:

(a) the Redemption Date,

(b) the Redemption Price,

(c) if less than all the Outstanding Senior Secured Debt Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the Senior Secured Debt Securities to be redeemed,

(d) that, subject to any conditions contained in the indenture supplemental hereto establishing the terms of the Senior Secured Debt Securities to be redeemed, on the Redemption Date the Redemption Price will become due and payable upon each such Senior Secured Debt Security to be redeemed and, if applicable, that interest thereon will cease to accrue on or after the said date,

(e) the place or places where such Senior Secured Debt Securities are to be surrendered for payment of the Redemption Price, and

(f) the CUSIP number or numbers, if any, with respect to such Senior Secured Debt Securities.

Notice of redemption of Senior Secured Debt Securities to be redeemed at the selection of the Company shall be given by the Company or, upon a Company Request and upon provision to the Trustee of such notice information, by the Trustee in the name and at the expense of the Company.

Section 11.05. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued but unpaid interest on, all the Senior Secured Debt Securities which are to be redeemed on that date.

Section 11.06. Senior Secured Debt Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Senior Secured Debt Securities so to be redeemed shall, subject to any conditions contained in the Officer’s Certificate or the indenture supplemental hereto establishing the terms of the Senior Secured Debt Securities of such series, become due and payable at the Redemption Price therein specified on the Redemption Date, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Senior Secured Debt Securities shall cease to accrue interest. Upon surrender of any such Senior Secured Debt Security for redemption in accordance with said notice, such Senior Secured Debt Security shall be paid by the Company at the Redemption Price, together with accrued but unpaid interest to the Redemption Date; provided, however, that with respect to any Senior Secured Debt Securities in registered form, unless otherwise specified as contemplated by Section 3.01, a payment of interest which is payable on a Interest Payment Date which is on or before the Redemption Date, shall be payable to the Holders of such Senior Secured Debt Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular or Special Record Date according to the terms of the Senior Secured Debt Securities and the provisions of Section 3.07.

If any Senior Secured Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from and after the Redemption Date in accordance with the terms of such Senior Secured Debt Security and the provisions of Section 3.07.

Section 11.07. Senior Secured Debt Securities Redeemed in Part. Any Senior Secured Debt Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Senior Secured Debt Security without service charge, a new Senior Secured Debt Security or Senior Secured Debt Securities of the same series of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Senior Secured Debt Security so surrendered.

Section 11.08. Optional Redemption. Except as otherwise provided in Section 3.01, the Company may, at the Company’s option, redeem the relevant Senior Secured Debt Securities of a series, in whole but not in part, on the date specified pursuant to Section 11.04(a) relating to such series at a redemption price equal to 100% of the principal amount of such Senior Secured Debt Securities then Outstanding, together with any accrued but unpaid interest to (but excluding) such date.

Section 11.09. Optional Tax Redemption. Except as otherwise provided in Section 3.01, the Company may, at any time, at the Company’s option, redeem the Senior Secured Debt Securities of a series, in whole but not in part, at a redemption price equal to 100% of the principal amount of the relevant Senior Secured Debt Securities then Outstanding, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption, if the Company determines that as a result of any change in, or amendment to, the laws or regulations of a Taxing Jurisdiction, including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application of those laws or regulations which becomes effective on or after the issue date of the relevant Senior Secured Debt Securities, including a decision of any court or tribunal, which becomes effective on or after the issue date of the relevant Senior Secured Debt Securities (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of the Company’s obligations):

(i) the Company would be required to pay Additional Amounts with respect to the relevant Senior Secured Debt Securities;

(ii) the Company would not be entitled to claim a deduction in respect of any payment in computing the Company’s taxation liabilities (or the value of any such deduction would be materially reduced); or

(iii) the Company would not, as a result of the relevant Senior Secured Debt Securities being in issue, be able to have the losses or deductions set against the profits or gains or profits or gains offset by the losses or deductions, of companies with which the Company is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issuance of the such Senior Secured Debt Securities or any similar system or systems having like effect as may from time to time exist)

(each such change in tax law or regulation or the official application thereof, a “Tax Event”);

provided, however, that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by the Company taking reasonable measures available to the Company.

(a) Prior to the delivery of any notice of redemption pursuant to this Section 11.09, the Company shall deliver to the Trustee an opinion of independent counsel of recognized standing, chosen by the Company, confirming that the Company is entitled to exercise its right of redemption.

(b) The notice provided to Holders in accordance with this Section 11.09 shall be irrevocable and upon the expiry of the notice period described in Section 11.04 above, the Company shall be bound to redeem the relevant Senior Secured Debt Securities accordingly.

(c) Any successor entity that assumes the obligations of the Company pursuant to Section 8.03 shall also be entitled to redeem the relevant Senior Secured Debt Securities in accordance with this Section 11.09 with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the successor entity’s jurisdiction of incorporation, which becomes effective on or after the date of that entity’s assumption of the Company’s obligations.

Section 11.10. Optional Redemption Due to Issuance of Definitive Senior Secured Debt Securities. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Secured Debt Securities, each series of Senior Secured Debt Securities shall be redeemable as a whole, but not in part, at the option of the Company, on any Interest Payment Date, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest if any, in respect of such Senior Secured Debt Securities to the date fixed for redemption (or, in the case of Original Issue Discount Securities, such portion of the principal amount of such Original Issue Discount Securities as may be specified by the terms thereof), if the Company (or any successor entity) shall be required pursuant to either Section 3.05(c)(ii)(A)(x) or 3.05(c)(ii)(A)(y) to exchange the Global Securities of such series for definitive Senior Secured Debt Securities and as a result the Company (or such successor entity) is or would be required on the next succeeding Interest Payment Date to pay Additional Amounts with respect thereto. In any case where the Company (or any successor entity) shall determine that as a result of being required to issue definitive Senior Secured Debt Securities it is entitled to redeem the Senior Secured Debt Securities, the Company shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent counsel of recognized standing (selected by the Company) in a form satisfactory to the Trustee confirming that the Company (or such successor entity) is entitled to exercise its right of redemption.

Section 11.11. Release of Collateral Upon Redemption. Upon redemption of all or a portion of any series of Senior Secured Debt Securities, the Collateral securing the redeemed Senior Secured Debt Securities shall be released from the Lien created by the applicable Indenture Documents and shall be returned to the Company.

ARTICLE 12

SECURITY

Section 12.01. Grant of Security Interest.

(a) From and after the grant by the Company of Liens on the Collateral pursuant to Section 10.07 and any other applicable Indenture Documents, the due and punctual payment of the principal of, premium, if any, and interest on the Senior Secured Debt Securities and amounts due hereunder when and as the same shall be due and payable, whether on an Interest Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law) on the Senior Secured Debt Securities and the performance of all other Obligations of the Company to the Holders or the Trustee under the Indenture Documents shall be secured as provided in the Collateral Documents.

(b) Each Holder, by its acceptance of the Securities, shall be deemed to have consented and agreed to the terms of each of the Collateral Documents, as the same may be in effect or may be amended from time to time in accordance with its respective terms, and have authorized and directed the relevant Collateral Agent to enter into any applicable Indenture Document and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall do or cause to be done, at its sole cost and expense, all such actions and things as may be required by the provisions of any applicable Indenture Document, to assure and confirm to the relevant Collateral Agent the security interests in the Collateral contemplated by such Indenture Document, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture, any applicable supplemental indenture and the Senior Secured Debt Securities secured hereby, according to the intent and purpose herein and therein expressed, including taking all commercially reasonable actions required to cause the Collateral Documents to create and maintain, as security for the Obligations contained in the applicable Indenture Documents valid and enforceable, perfected (to the extent required therein) security interests in and on all the Collateral, in favor of the relevant Collateral Agent, superior to and prior to the rights of all third persons other than as set forth therein, and subject to no other Liens, in each case, except as expressly provided herein or therein. If required for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, subject to the terms of any applicable Indenture Document, the Company, the Trustee and the relevant Collateral Agent shall have the power to appoint, and shall take all reasonable action to appoint, one or more Persons approved by the Company to act as co-collateral agent with respect to any such Collateral, with such rights and powers limited to those deemed necessary for the Company, the Trustee or the Collateral Agent to comply with any such legal requirements with respect to such Collateral, and which rights and powers shall not be inconsistent with the provisions of any Indenture Document. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to the Indenture Documents and any amendments thereto and any other instruments of further assurance required pursuant thereto.

Section 12.02. Opinions. The Company shall furnish to the Trustee and the relevant Collateral Agent (if other than the Trustee), concurrently with the execution and delivery of the Collateral Documents pursuant to Section 10.07, an Opinion of Counsel in compliance with Trust Indenture Act Section 314(b)(1), and at the time specified in the applicable Indenture Documents, an Opinion of Counsel in compliance with Trust Indenture Act Section 314(b)(2).

Section 12.03. Release of Collateral. The relevant Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Documents unless such release is in accordance with the provisions of the Indenture Documents.

The release of any Collateral from the lien created by the Indenture Documents or the release, in whole or in part, of the Lien on all Collateral, will not be deemed to impair the security interest under the Indenture Documents in contravention of the provisions thereof if and to the extent the Collateral or Liens are released pursuant to the terms thereof. The Trustee, the Collateral Agent and each of the Holders are hereby deemed to acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Indenture Documents will not be deemed for any purpose to be an impairment of the remaining security interest in contravention of the terms of the Indenture Documents. To the extent applicable, without limitation, the Company will cause Section 313(b) of the Trust Indenture Act, relating to reports, and Section 314(d) of the Trust Indenture Act, relating to the release of property or securities from the liens hereof, to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Authorized Officer or Director or Vice President in the              section (or any successor section thereto) of the Company (or any other person with similar title and status), except in cases in which Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent person.

Section 12.04. Specified Releases of Collateral. Subject to Section 12.03, the Collateral Agent’s Liens on the Collateral will no longer secure the Indenture Obligations, and the right of the Holders to the benefits and proceeds of the Collateral Agent’s Liens on the Collateral will terminate and be discharged, in each case, automatically and without the need for any further action by any Person:

(a) in whole, upon the full and final payment and performance of the Obligations of the Company under this Indenture, any applicable supplemental indenture and the Senior Secured Debt Securities;

(b) in whole, upon discharge of this Indenture in accordance with Article 4;

(c) in whole or in part, as applicable, upon the deposit by the Company of the Redemption Price pursuant to Section 11.05;

(d) in whole or in part, as applicable, upon receipt of the consent of holders of the requisite percentage of Senior Secured Debt Securities specified in any indenture supplemental hereto; and

(e) in part, as to any Collateral that is sold, transferred or otherwise disposed of by the Company or any grantor in a transaction or other circumstance made in compliance with the Indenture Documents at the time of such sale, transfer or disposition.

Section 12.05. Form and Sufficiency of Release. Upon the release of Collateral in accordance with Section 12.04, the relevant Collateral Agent, at the Company’s expense and upon the written request of the Company accompanied by an Officer’s Certificate and Opinion of Counsel confirming that all applicable conditions precedent under the Indenture Documents have been met, shall, subject to the terms of the Collateral Documents, promptly cause to be released and reconveyed to the Company the released Collateral and shall execute, deliver or acknowledge any instruments or releases that are necessary or appropriate to evidence the release from the Liens securing the Indenture Obligations created by the Collateral Documents of any Collateral permitted to be released pursuant to the Indenture Documents. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released shall be entitled to rely upon any release executed by the relevant Collateral Agent as sufficient for the purpose of the Indenture Documents and as constituting a good and valid release of the property therein described from the Lien of the Indenture Documents.

Section 12.06. Purchaser Protected. No purchaser or grantee of any property or rights purporting to be released from the Lien of the Indenture Documents shall be bound to ascertain the authority of the Trustee or the relevant Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by the Indenture Documents to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

Section 12.07. Authorization of Receipt of Funds by the Collateral Agent Under the Collateral Documents. The relevant Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders of the relevant series of Senior Secured Debt Securities distributed under the Collateral Documents and to the extent not prohibited under the Indenture Documents, to pay over such funds to the Trustee to make further distributions of such funds to itself, the Trustee and such Holders in accordance with the provisions of Section 5.06 and the other provisions of the Indenture Documents.

Section 12.08. Reliance by Collateral Agent. Whenever reference is made in the applicable Indenture Documents to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the relevant Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by such Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under such Indenture Documents if it shall not have received such advice or concurrence of the Trustee, acting at the direction of the required Holders (in accordance with the applicable Indenture Documents), as it deems appropriate. This provision is intended solely for the benefit of the relevant Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

ARTICLE 13

BAIL-IN POWERS

Section 13.01. Bail-in Powers. Notwithstanding and to the exclusion of any other term of this Indenture or any other agreements, arrangements, or understanding between the parties, each party acknowledges and accepts that a BRRD Liability arising under this Indenture may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of each Covered Party to it under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof;

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant Covered Party or another person, and the issue to or conferral on the other party of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability; or

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For purposes of this Article 13:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Covered Party” means any party subject to the Bail-in Legislation.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Covered Party.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company and the Trustee have caused this Senior Secured Debt Securities Indenture to be duly executed, all as of the day and year first above written.

BARCLAYS BANK PLC

By:
Name:
Title:

[TRUSTEE]

By:
Name:
Title: